Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Carnival Corporation, a company incorporated under the laws of the Republic of Panama, and Carnival plc, a company organized and existing under the laws of England and Wales, do and each of them does, hereby constitute and appoint Micky Arison, Howard S. Frank, David Bernstein and Arnaldo Perez, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Carnival Corporation and Carnival plc joint Annual Report on Form 10-K (“Form 10-K”) for the year ended November 30, 2008 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the 13th day of October 2008.

CARNIVAL CORPORATION	CARNIVAL PLC

/s/ Richard G. Capen, Jr.	/s/ Richard G. Capen, Jr.
Richard G. Capen, Jr. Director	Richard G. Capen, Jr. Director

/s/ Robert H. Dickinson	/s/ Robert H. Dickinson
Robert H. Dickinson Director	Robert H. Dickinson Director

/s/ Arnold W. Donald	/s/ Arnold W. Donald
Arnold W. Donald Director	Arnold W. Donald Director

/s/ Pier Luigi Foschi	/s/ Pier Luigi Foschi
Pier Luigi Foschi Director	Pier Luigi Foschi Director

/s/ Richard J. Glasier	/s/ Richard J. Glasier
Richard J. Glasier Director	Richard J. Glasier Director

/s/ Modesto A. Maidique	/s/ Modesto A. Maidique
Dr. Modesto A. Maidique Director	Dr. Modesto A. Maidique Director

/s/ Sir John Parker	/s/ Sir John Parker
Sir John Parker Director	Sir John Parker Director

/s/ Peter G. Ratcliffe	/s/ Peter G. Ratcliffe
Peter G. Ratcliffe Director	Peter G. Ratcliffe Director

/s/ Stuart Subotnick	/s/ Stuart Subotnick
Stuart Subotnick Director	Stuart Subotnick Director

/s/ Laura Weil	/s/ Laura Weil
Laura Weil Director	Laura Weil Director

/s/ Uzi Zucker	/s/ Uzi Zucker
Uzi Zucker Director	Uzi Zucker Director